AMENDMENT 1 TO PARTICIPATION AGREEMENT

Among

TRANSAMERICA SERIES TRUST

and

TRANSAMERICA LIFE INSURANCE COMPANY
TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY
MONUMENTAL LIFE INSURANCE COMPANY
WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

THIS AMENDMENT, made and effective as of May 1, 2013, by and among Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Western Reserve Life Assurance Co. of Ohio, severally and not jointly, (hereinafter, each, the “Insurance Company”), a corporation, on its own behalf and on behalf of each segregated asset account of the Insurance Company and Transamerica Series Trust (the “Trust”).

WHEREAS, the Insurance Company and the Trust desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of their mutual promises, the Insurance Company and the Trust agree as follows:

1. A new paragraph, numbered consecutively, is added to ARTICLE II.  Representations, Warranties and Agreements, as follows:

2.11.           The Trust agrees to promptly notify the Company when any series fails to meet the exclusions set forth in Commodity Futures Trading Commission (the “CFTC”) Rule 4.5(c)(2)(iii), thereby requiring the investment adviser of the series, or any other affiliate, to register with the CFTC as a Commodity Pool Operator (“CPO”), as defined under the Commodity Exchange Act (the “CEA”), with respect to such series.  Until such notification is provided to the Company, the Trust represents and warrants that none of its series require an investment adviser of any series or any other affiliate to register with the CFTC as a CPO.  The Trust further represents and warrants that it will comply with the CEA and CFTC rules and regulations regarding CPO registration, to the extent required.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.  Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: May 1, 2013

TRANSAMERICA SERIES TRUST

By:           /s/Christopher A. Staples_______________________________

Name:           Christopher A. Staples

Title:           Vice President, Chief Investment Officer

Date:           6/27/13___________________________

MONUMENTAL LIFE INSURANCE COMPANY

By:           /s/_Steven R. Shepard______________________________

Name:           Steven R. Shepard

Title:           Vice President

Date:           6/26/13________________________________

TRANSAMERICA LIFE INSURANCE COMPANY
TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY
WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

By:           /s/__Arthur D. Woods_____________________________

Name:           Arthur D. Woods

Title:           Vice President

Date:           6/26/13_________________________